UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2016, Aethlon Medical, Inc. (“Registrant” or the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors (collectively, the “Holders”), pursuant to which the Purchasers purchased an aggregate of $680,400 principal amount of Notes (inclusive of due diligence fee of $30,000 deemed paid as a subscription amount in the form of a Note in the principal amount of $32,400) for an aggregate cash subscription amount of $600,000 and (b) warrants to purchase 127,575 shares of Common Stock (collectively, the “Warrants”). The use of proceeds is for general working purposes and to support the initiation of clinical programs related to Chronic Traumatic Encephalopathy (CTE) and the in vitro validation of the Aethlon Hemopurifier® to capture viruses from the blood of immune compromised intensive care patients.

The Notes bear interest at the rate of 10% per annum, and the principal amount and all accrued and unpaid interest thereon is convertible into shares of the Company’s common stock at a $4.00 per share conversion price, which is subject to customary adjustment provisions for stock splits, dividends, recapitalizations and the like. The Notes mature on July 1, 2018 and are subject to customary and usual terms for events of default and the like. Each Holder has contractually agreed to restrict its ability to convert its Note such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of Common Stock.

The Warrants issued to the Holders are exercisable for a period of five years from the date of issuance at an exercise price of $4.50, subject to adjustment. A Holder may exercise a Warrant by paying the exercise price in cash or by exercising the Warrant on a cashless basis. In the event a Holder exercises a Warrant on a cashless basis, we will not receive any proceeds. The exercise price of the Warrants is subject to customary adjustments provision for stock splits, stock dividends, recapitalizations and the like. Each Holder has contractually agreed to restrict its ability to exercise its Warrant such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of Common Stock.

The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Each Purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the Securities Purchase Agreement, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by the forms of agreements to be attached to a prospective filing pursuant to the Securities Exchange Act of 1934, as permitted by the rules promulgated thereunder. Readers should review such documents for a complete understanding of the terms and conditions associated with this transaction.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: December 30, 2016	Chief Financial Officer

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